EXHIBIT 99.1
                                                                    ------------


          LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2005-B All Loans
                             Balances as of 08/31/05


                                                                                  % of Aggregate
                                                          Principal Balance    Principal Balance    Weighted
                                            Number of     Outstanding as of    Outstanding as of     Average
Remaining Term (Monthts)             Automobile Loans       the Cutoff Date      the Cutoff Date  Fico Score
-------------------------------------------------------------------------------------------------------------
   2  -   6                                        90            217,196.14                 0.10         508
   7  -  12                                       279          1,112,844.69                 0.53         510
  13  -  18                                        65            399,919.74                 0.19         510
  19  -  24                                       105            993,290.41                 0.48         531
  25  -  30                                        25            237,552.36                 0.11         559
  31  -  36                                       181          1,699,629.58                 0.81         690
  37  -  42                                        34            312,913.80                 0.15         651
  43  -  48                                       385          4,343,464.42                 2.08         662
  49  -  54                                        91          1,129,648.12                 0.54         644
  55  -  60                                     2,346         37,888,527.13                18.14         647
  61  -  66                                       562         10,530,162.12                 5.04         639
  67  -  72                                     6,141        150,055,208.91                71.82         638
-------------------------------------------------------------------------------------------------------------
TOTAL                                          10,304        208,920,357.42               100.00         639
=============================================================================================================